Exhibit 10.2

FIRST AMENDMENT TO PRODUCT PURCAHSE AGREEMENT

This FIRST AMENDMENT TO PRODUCT PURCHASE AGREEMENT (this “Agreement” or “Amendment”) is made and entered into as of AUGUST 25, 2026, by and among BOXABL, INC. (“Boxabl”), and LC Vegas Acquisitions, LLC (“Buyer”).

W I T N E S S E T H:

WHEREAS, Boxabl and Buyer entered into that certain Product Purchase Agreement effective as of August 25, 2026 (“Product Purchase Agreement”);

WHEREAS, Boxabl desires to incentive Buyer to execute its rights under the Product Purchase Agreement to purchase Units of factory-built housing, place orders for Units and issue written batch notices for Boxabl to commence production of such Units, as set forth in the Product Purchase Agreement;

WHEREAS, Boxabl and Buyer have agreed that Boxabl will award Buyer certain quantities of Class A common stock (the “Shares”) upon Boxabl’s receipt of payments from Buyer for the purchases of Units of factory-built housing under the terms of the Product Purchase Agreement; and

WHEREAS Boxabl and Buyer have further agreed to amend the Product Purchase Agreement as set forth herein.

NOW, THEREFORE, for and in consideration of the above premises and other good and valuable consideration, the receipt and sufficiency whereof are hereby acknowledged, Boxabl and Buyer hereby agree as follows:

1. Recitals. The foregoing recitals are confirmed by the parties as true and correct and are incorporated herein by reference. The recitals are a substantive, contractual part of this Amendment.

2. Capitalized Terms. Capitalized terms used herein but not otherwise defined herein shall have the respective meanings ascribed thereto in the Product Purchase Agreement.

3. Modification to Section 1.1 of the Product Purchase Agreement.

(a) As of the Effective Date, Section 1.1 of the Product Purchase Agreement is amended by adding the following Section 1.1:

1.1 Purchase Incentive. Upon Boxabl’s receipt of payments from Buyer for the purchase of Units of factory-built housing under the terms of this Product Purchase Agreement, Boxabl shall award Buyer Shares subject to the following terms.

1.1.1	Definitions. In addition to the terms defined elsewhere in the Product Purchase Agreement, the following terms have the meanings applicable to Section 1.1:

“$10,000,000 Purchase Incentive” means the award of $1,000,000 worth of Shares, conditioned upon Boxabl receiving a Deposit under the Product Purchase Agreement from Buyer in the aggregate amount of $10,000,000-$19,999,999.

“$20,000,000 Purchase Incentive” means the award of $2,000,000 worth of Shares, conditioned upon Boxabl receiving a Deposit under the Product Purchase Agreement from Buyer in the aggregate amount of $20,000,000-$29,999,999.

“$30,000,000 Purchase Incentive” means the award of $3,000,000 worth of Shares, conditioned upon Boxabl receiving a Deposit under the Product Purchase Agreement from Buyer in the aggregate amount of at least $30,000,000.

“Beneficial Ownership Limitation” means the maximum percentage ownership of the Buyer, which is set at 4.99% of the outstanding Class A common Stock of Boxabl (or 9.99% at the election of the Buyer) immediately after giving effect to the issuance of the Shares on the applicable Closing Date.

“Closing” means the closing of the applicable Purchase Incentive Transaction pursuant to Section 1.1.2.

“Closing Date” means the date on which Boxabl becomes obligated to issue Shares to the Buyer based on all conditions having been met for the applicable Purchase Incentive (or the following day if the conditions are not met until after 4:00 p.m. (New York City Time) but prior to 11:50 p.m. (New York City Time)).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Purchase Incentive” means, together, the $10,000,000 Purchase Incentive, $20,000,000 Purchase Incentive, and $30,000,000 Purchase Incentive.

“SEC Reports” means all reports, schedules, forms, statements, exhibits, and other documents required to be filed by Boxabl under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof (or such shorter period as Boxabl was required by law or regulation to file such material).

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“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Shares” means the Class A common stock of Boxabl, trading on the Nasdaq Stock Market under the symbol BXBL.

“VWAP” means, for any applicable Closing date, the daily volume weighted average price of the Shares for such date (or the nearest preceding date) on the Nasdaq Stock Market as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)).

1.1.2	Closing. On the applicable Closing Date, upon the terms and subject to the conditions set forth herein, Boxabl agrees to issue to the Buyer Shares in the amount established by the applicable Purchase Incentive subject to the Beneficial Ownership Limitation. The Closing shall take place remotely by electronic transfer of the Closing confirmation. The number of Shares issued shall be determined by the quotient of (a) the applicable Purchase Incentive, divided by (b) the VWAP of the Shares on the Closing Date.

1.1.3	Representations and Warranties of Buyer. The Buyer here by represents and warrants as of each Closing Date as follows:

(a)	The Buyer is an entity duly incorporated or formed, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation with full right, corporate, partnership, limited liability company or similar power and authority to enter into and to consummate the Purchase Incentive transaction.

(b)	The Buyer is acquiring the Shares as principal for its own account and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of such Shares. Such Buyer is acquiring the Shares hereunder in the ordinary course of its business. Such Buyer understands that the Shares are “restricted securities” and have not been registered under the Securities Act or any applicable state securities law and is acquiring such Shares as principal for its own account and not with a view to or for distributing or reselling such Shares or any part thereof in violation of the Securities Act or any applicable state securities law, has no present intention of distributing any of such Shares in violation of the Securities Act or any applicable state securities law and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of such Shares in violation of the Securities Act or any applicable state securities law (this representation and warranty not limiting such Buyer’s right to sell such Shares pursuant to a registration statement or otherwise in compliance with applicable federal and state securities laws).

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(c)	Buyer Status. At the time such Buyer was offered the Securities, it was, and as of the date hereof it is, and on each Closing Date, it will be an “accredited investor” as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7), (a)(8), (a)(9), (a)(12) or (a)(13) under the Securities Act.

(d)	Experience of the Buyer. The Buyer, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Shares, and has so evaluated the merits and risks of such investment. The Buyer is able to bear the economic risk of an investment in the Shares and, at the present time, is able to afford a complete loss of such investment.

(e)	Access to Information. The Buyer acknowledges that is has had the opportunity to review the SEC Reports and has been afforded, (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of Boxabl concerning the terms and conditions of the offering of the Shares and the merits and risks of investing in the Shares; (ii) access to information about Boxabl and its financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that Boxabl possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the Purchase Incentive.

(f)	General Solicitation. The Buyer is not receiving the Shares as a result of any advertisement, article, notice or other communication regarding the Shares published in any newspaper, magazine or similar media or broadcast over television or radio, disseminated by electronic communications, or presented at any seminar or, to the knowledge of the Buyer, any other general solicitation or general advertisement.

1.1.4	Legending and Securities Law Compliance.

(a)	The Shares may only be disposed of in compliance with state and federal securities laws. In connection with any transfer of the Shares other than pursuant to an effective registration statement or Rule 144, or to Boxabl, Boxabl may require the Buyer to provide to Boxabl an opinion of counsel selected by the Buyer and reasonably acceptable to Boxabl, the form and substance of which opinion shall be reasonably satisfactory to Boxabl, to the effect that such transfer does not require registration of such transferred Shares under the Securities Act.

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(b)	The Buyer agrees that any certificates evidencing the Shares shall bear the following legend:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, NOR THE SECURITIES LAWS OF ANY OTHER JURISDICTION. THEY MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THOSE SECURITIES LAWS OR AN OPINION OF COUNSEL, REASONABLY SATISFACTORY TO THE COMPANY, THAT THE SALE OR TRANSFER IS PURSUANT TO AN EXEMPTION TO THE REGISTRATION REQUIREMENTS OF THOSE SECURITIES LAWS.”

(c)	Lock-Up. Until the Balance Due Payment has been made for such Units associated with Shares issued under the Purchase Incentive, the Buyer shall not, directly or indirectly, without prior written consent of Boxabl:

i.	offer, sell, contract to sell, pledge, hypothecate, grant any option, right, or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, such Shares or any securities convertible into or exercisable or exchangeable for such Shares;

ii.	enter into any swap, hedge, or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of such Shares, whether any such transaction is to be settled by delivery of such securities, in cash, or otherwise;

iii.	make any demand for, or exercise any right with respect to, the registration of Such Shares; or

iv.	publicly disclose the intention to do any of the foregoing.

(d)	Clawback. If, at any time following the issuance of Shares to the Buyer, the Buyer receives, directly or indirectly, a full or partial reimbursement, refund, repayment, or other recovery of all or any portion of any payment for which Shares were issued as part of the Purchase Incentive, Boxabl shall have the right, exercisable in its sole discretion, to reclaim, rescind, and cancel such Shares associated with the applicable Deposit (a “Clawback”). Upon a Clawback, the Buyer shall promptly deliver to Boxabl any certificates representing the reclaimed Shares, together with duly executed stock powers or other instruments of transfer, and not exercise any voting, dividend, information, or other rights with respect to the reclaimed Shares from and after the date of the Clawback. The remedy under this Paragraph 1.1.4(d) shall be Boxabl’s sole and exclusive remedy with respect to any refunded, unearned or unvested Shares.

(e)	Boxabl shall (a) issue a press release disclosing the material terms of this Purchase Incentive and (b) file a Current Report on Form 8-K, including the Product Purchase Agreement and this Amendment, as exhibits thereto within the time required by the Exchange Act. Further, following an applicable Closing Date, Boxabl shall timely file a Form D with respect to the applicable Shares as required under Regulation D.

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1.1.5	Registration Statement. Within 120 days after Boxabl receives the Balance Due Payment associated with a purchase order for which Shares were granted under the Purchase Incentive, Boxabl shall file a registration statement on Form S-1 (or other appropriate form) providing for the resale of such Shares by the Buyer. Boxabl shall use commercially reasonable efforts to cause such registration statement to become effective within 180 days following the applicable Balance Due Payment.

1.1.6	Fees and Expenses. Each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Purchase Incentive amendment. Boxabl shall pay all fees associated with the issuance of the Shares following a closing (e.g., transfer agent fees), and all fees associated with the filing of a registration statement.

(b) As of the Effective Date, Section 11 of the Product Purchase Agreement is amended by adding the following sentence:

For the avoidance of doubt, nothing contained in this Amendment, including the issuance, cancellation or Clawback of any Shares, shall amend, limit, condition or otherwise affect Buyer’s rights under this Paragraph 11 of the Product Purchase Agreement, including Buyer’s right to terminate the Product Purchase Agreement at any time for convenience and without cause. Upon any such termination, Buyer’s obligations to Boxabl shall remain limited to those expressly set forth in Paragraph 11.

4. No Other Agreements. Except as expressly modified and amended hereby, the Product Purchase Agreement shall be and remain in full force and effect and unchanged and is hereby ratified and confirmed. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as an amendment, waiver or modification of any right, power or remedy of any party under the Product Purchase Agreement.

5. Counterparts and Headings. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same instrument. The headings of this Amendment are for convenience of reference only, are not part of this Amendment and are not to affect the construction of, or to be taken into consideration interpreting, this Amendment.

[SIGNATURES BEGIN ON THE FOLLOWING PAGE]

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IN WITNESS WHEREOF, Boxabl and Buyer have caused this Amendment to be executed as of the day and year first above written.

BOXABL, INC.

By:	/s/ Paolo Tiramani
Paolo Tiramani, Co-CEO

LC VEGAS ACQUISITIONS, LLC

By:	/s/ Gregory Palivos
Gregory Palivos
Authorized Signatory